FOR RELEASE AT 9:15 AM ET


CONTACTS:

CHAIRMAN AND CHIEF EXECUTIVE OFFICER          CHIEF FINANCIAL OFFICER
Zach Lonstein                                 William McHale
Infocrossing, Inc.                            Infocrossing, Inc.
(201) 840-4726                                (201) 840-4732
zach.lonstein@infocrossing.com                william.mchale@infocrossing.com

INVESTOR RELATIONS                            MEDIA RELATIONS
Michael Wilczak                               Polly Wade
Infocrossing, Inc.                            Infocrossing, Inc.
(201) 840-4941                                (678) 728-1654
michael.wilczak@infocrossing.com              polly.wade@infocrossing.com


                   WIPRO TECHNOLOGIES TO ACQUIRE INFOCROSSING

   ACQUISITION OF DATA CENTER LEADER EXPECTED TO POSITION WIPRO AS THE LEADER
              IN GLOBAL REMOTE INFRASTRUCTURE MANAGEMENT BUSINESS


BANGALORE, INDIA AND LEONIA, NEW JERSEY, USA -- AUGUST 6, 2007 -- Wipro Technologies, the global IT services business of Wipro Limited (NYSE:WIT), and Infocrossing, Inc. (NASDAQ: IFOX), a US-based provider of IT infrastructure management, enterprise application and business process outsourcing services, today announced that the companies have signed a definitive agreement for Wipro to acquire Infocrossing for $18.70 per share in an all cash deal that will create one of the world leaders in end-to-end IT infrastructure management solutions. The acquisition will be conducted by means of a tender offer for all of the outstanding shares of Infocrossing, followed by a merger of Infocrossing with a Wipro subsidiary. The tender offer is subject to a number of customary closing conditions, including regulatory approvals, and is expected to close by the fourth quarter of 2007.

"Wipro Technologies has identified global infrastructure services as an important driver of growth for the company and is pleased to add Infocrossing, which provides integrated managed infrastructure services to premier global clients," said Suresh Vaswani, President, Global IT Service-lines, of Wipro. "Total Outsourcing Services, which include our IT infrastructure services, grew 75% in the past year proving global clients are increasingly realizing the value of these services. This acquisition of an acknowledged industry leader broadens the data center and mainframe capabilities of Wipro Technologies to uniquely position us in the remote infrastructure management space. Through Infocrossing we are deepening our presence in the United States with the addition of five data center locations and approximately nine hundred employees." Sudip Banerjee, President Enterprise Solutions of Wipro Technologies added, "With its unique Platform based solutions, Infocrossing also brings in significant expertise in Health plan & Payer Management segments. With its proven track record of processing over 175 million claims annually and providing contracted services to over 90 managed care organizations, Infocrossing will considerably enhance Wipro's ADM & BPO offerings to our Healthcare customers."

The global IT infrastructure market has been projected to be $150 billion and the global market opportunity for remote infrastructure management services has been predicted to reach $70 billion, according to industry association NASSCOM. Infocrossing's expertise in hosted and managed IT infrastructure services will enhance Wipro's current service offerings. The Company operates five state-of-the art data centers in the United States and provides a full portfolio of infrastructure management solutions, including server management, mainframe outsourcing, network management and security services. For the twelve months ended March 31, 2007, Infocrossing had revenues of $232.4 million and net income of $9.3 million.

"Infocrossing is pleased to be joining such a strong global organization such as Wipro Technologies," said Zach Lonstein, Chairman and Chief Executive Officer of Infocrossing. "We selected Wipro after conducting a full process and believe that by coupling our strong services and U.S.-based operations with the global delivery model of Wipro Technologies, we will be able to drive additional value for the shareholders and clients of both our companies."

Wipro was advised on the transaction by Citigroup and represented by the law firm of Wilson Sonsini Goodrich and Rosati, and Infocrossing was advised by Credit Suisse Securities (USA) LLC and represented by the law firm of Gibson, Dunn & Crutcher LLP.

Wipro and Infocrossing will hold a conference call with investors on Monday, August 6, 2007 at 2:30 p.m. ET to discuss the announcement. The call-in number for the live audio call beginning at 2:20 p.m. ET is 1-973-633-1010. A live web cast of the conference call will also be available on Infocrossing's website at http://www.infocrossing.com. The webcast may also be accessed at ViaVid's website at www.viavid.net. To access the webcast, you will need to have the Windows Media Player on your desktop. This event is optimized for Microsoft's Windows media player version 9. To download go to http://www.microsoft.com/windows/windowsmedia/download. Wipro and Infocrossing will also hold a conference call on Tuesday August 7, 2007 at 7.00 am Indian Standard Time (9.30 pm US Eastern Time on Monday, August 6, 2007) to discuss the acquisition and answer questions sent to email ID: rajesh.ramaiah@wipro.com. An audio broadcasting of the management discussions and the question and answer session will be available online and will be accessible in the Investor Relations section of the company website at www.wipro.com. The dial-in details of the call are +91 22 2781 3019 / +91 22 6776 3709. Replay numbers are +91 22
6776 3709 (Replay available till September 6, 2007).


ADDITIONAL INFORMATION

The tender offer described in this press release has not yet commenced, and this press release is neither an offer to purchase nor a solicitation of an offer to sell Infocrossing, Inc.'s ("Infocrossing") common stock. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ BOTH THE TENDER OFFER STATEMENT AND THE SOLICITATION/RECOMMENDATION STATEMENT REGARDING THE TENDER OFFER DESCRIBED IN THIS PRESS RELEASE WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The tender offer statement will be filed by Wipro Limited ("Wipro") with the Securities and Exchange Commission ("SEC"), and the solicitation/recommendation statement will be filed by Infocrossing with the SEC. Investors and security holders may obtain a free copy of these statements (when available) and other documents filed by Infocrossing or Wipro with the SEC at the website maintained by the SEC at www.sec.gov. The tender offer statement and related materials, solicitation/recommendation statement, and such other documents may be obtained for free by directing such requests to Infocrossing, Inc., Investor Relations, 2 Christie Heights Street, Leonia, New Jersey 07605,
(201) 840-4700.


SAFE HARBOR STATEMENT

This release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. As such, final results could differ from estimates or expectations due to risks and uncertainties, including, but not limited to: completion of the tender offer and merger; incomplete or preliminary information; changes in government regulations and policies; continued acceptance of the Company's products and services in the marketplace; competitive factors; closing contracts with new customers and renewing contracts with existing customers on favorable terms; expanding services to existing customers; new products; technological changes; the Company's dependence upon third-party suppliers; intellectual property rights; difficulties with the identification, completion, and integration of acquisitions; and other risks. For any of these factors, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, as amended.


ABOUT WIPRO

Wipro provides comprehensive IT solutions and services, including systems integration, information systems outsourcing, package implementation, software application development and maintenance, and research and development services to corporations globally. Wipro Limited is the first PCMM Level 5 and SEI CMM Level 5 certified IT Services company globally. Wipro's Global IT Services business was recently assessed at Level 5 for CMMI V 1.2 across Offshore and Onsite development centers. In the Indian market, Wipro is a leader in providing IT solutions and services for the corporate segment in India offering system integration, network integration, software solutions and IT services. Wipro also has a profitable presence in niche market segments of infrastructure engineering, and consumer products & lighting. In the Asia Pacific and Middle East markets, Wipro provides IT solutions and services for global corporations. Wipro's ADSs are listed on the New York Stock Exchange, and our equity shares are listed in India on the Stock Exchange - Mumbai, and the National Stock Exchange. For more information, please visit our websites at www.wipro.com, www.wiprocorporate.com and www.wipro.in


ABOUT INFOCROSSING

 Infocrossing, Inc. (NASDAQ:IFOX) is a provider of selective IT infrastructure, enterprise application and business process outsourcing services delivering the computing platforms and proprietary systems that enable companies, regardless of industry, to process data and share information within their business, and between their customers, suppliers and distribution channels. Leading companies leverage Infocrossing's robust computing infrastructure, skilled technical team, and process-driven operations to reduce costs and improve service delivery by outsourcing the operation of mainframes, mid-range, open system servers, networks and business processes to Infocrossing.



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